Exhibit 99.1
AGREEMENT
THIS AGREEMENT is dated as of the 19th day of August in the year 2008, by and between Southwest Georgia Ethanol, LLC(hereinafter called OWNER) and The Scruggs Company (hereinafter called CONTRACTOR).
OWNER and CONTRACTOR, in consideration of the mutual covenants hereinafter set forth, agree as follows:
Article 1. WORK.
CONTRACTOR shall complete all Work as specified or indicated in the Contract Documents. The Work is generally described as follows: Paving Project.
The Project for which the Work under the Contract Documents may be the whole or only a part is generally described as follows: Paving Project.
Article 2. ENGINEER.
The Project has been designed by Carter & Sloope, Inc. who is hereinafter called ENGINEER and who is to act as OWNER’s representative, assume all duties and responsibilities and have the rights and authority assigned to ENGINEER in the Contract Documents in connection with completion of the Work in accordance with the Contract Documents.
Article 3. CONTRACT TIME.
3.1. CONTRACTOR agrees to commence Work under this Agreement on or before a date to be specified on a written “Notice to Proceed” of the OWNER and to fully complete the Work within 45 consecutive calendar days from the “Notice to Proceed” date.
3.2. Liquidated Damages. OWNER and CONTRACTOR recognize that time is of the essence of this Agreement and that OWNER will suffer financial loss if the Work is not completed within the times specified in paragraph 3.1 above, plus any extensions thereof allowed in accordance with Article 12 of the General Conditions. They also recognize the delays, expense and difficulties involved in proving in a legal or arbitration proceeding the actual loss suffered by OWNER if the Work is not completed on time. Accordingly, instead of requiring any such proof, OWNER and CONTRACTOR agree that as liquidated damages for delay (but not as a penalty) CONTRACTOR shall pay OWNER One Thousand and 00/100 Dollars ($1,000.00) for each day that expires after the time specified in paragraph 3.1.

First United Ethanol, LLC (FUEL)	C&S Project No.: F3300.001
Paving Project	August 2008

Article 4. CONTRACT PRICE.
4.1. OWNER shall pay CONTRACTOR for completion of the Work in accordance with the Contract Documents in current as follows:
One million three hundred twenty-two thousand nine hundred eighty-one dollars and 46/100 Dollars ($1,322,981.46)
Article 5. PAYMENT PROCEDURES.
CONTRACTOR shall submit Applications for Payment in accordance with Article 14 of the General Conditions. Applications for Payment will be processed by ENGINEER as provided in the General Conditions.
Article 6. CONTRACTOR’S REPRESENTATIONS.
In order in induce OWNER to enter into this Agreement CONTRACTOR makes the following representations:
6.1. CONTRACTOR has familiarized itself with the nature and extent of the Contract Documents, Work, site, locality, and all local conditions and Laws and Regulations that in any manner may affect cost, progress, performance or furnishing of the Work.
6.2. CONTRACTOR has reviewed all information and data shown or indicated on the Contract Documents with respect to existing Underground Facilities at or contiguous to the site and assumes responsibility for verifying the accurate locations of said Underground Facilities. CONTRACTOR assumes responsibility for coordination of the work with the Owners of such underground facilities during construction as provided for in the General Conditions.
6.3. CONTRACTOR has correlated the results of all such observations, examinations, and investigations, with the terms and conditions of the Contract Documents.
6.4. CONTRACTOR has given ENGINEER written notice of all conflicts, errors or discrepancies that he has discovered in the Contract Documents and the written resolution thereof by ENGINEER is acceptable to CONTRACTOR.
Article 7. CONTRACT DOCUMENTS.
7.1. This Agreement
7.2. Exhibits to this Agreement

First United Ethanol, LLC (FUEL)	C&S Project No.: F3300.001
Paving Project	August 2008

7.3. Performance and other Bonds
7.4. Notice of Award
7.5. General Conditions
7.6. Supplementary Conditions
7.7. Specifications bearing the title Paving Project and consisting of Divisions and Sections as listed in Table of Contents thereof.
7.8. Drawings, consisting of a cover sheet and sheets numbered 1 through 11, inclusive with each sheet bearing the following general title: Paving Project.
7.9. Addenda numbers 1 to 1, inclusive.
7.10. CONTRACTOR’s Bid
7.11. Documentation submitted by CONTRACTOR prior to Notice of Award.
7.12. The following which may be delivered or issued after the Effective Date of the Agreement and are not attached hereto: All Written Amendments and other documents amending, modifying, or supplementing the Contract Documents pursuant to paragraphs 3.4 and 3.5 of the General Conditions.
7.13. The documents listed in paragraphs 7.2 et seq. above are attached to this Agreement (except as expressly noted otherwise above).
There are no Contract Documents other than those listed above in this Article 7. The Contract Documents may only be amended, modified or supplemented as provided in paragraphs 3.4 and 3.5 of the General Conditions.
Article 8. RETAINAGE.
8.1 RETAINAGE OF CONTRACTOR’S PAYMENT.
The retainage shall be an amount equal to 10% of Contractor’s partial pay estimate until 50% of the work has been completed. At 50% completion, further partial payments shall be made in full to the CONTRACTOR and no additional amounts may be retained unless the ENGINEER certifies that the job is not proceeding satisfactorily, but amounts previously retained shall not be paid to the CONTRACTOR. At 50% completion or any time thereafter when the progress of the Work is not satisfactory, the 10% retainage may be reinstated. Upon substantial completion of the work, any amount retained may be paid to the CONTRACTOR. When the Work has been substantially completed except for Work which cannot be completed because of weather conditions, lack of materials or other reasons which in the judgment of the OWNER are valid reasons for noncompletion, the OWNER may make additional payments, retaining at all times an amount sufficient to cover twice the estimated cost of the Work still to be completed.

First United Ethanol, LLC (FUEL)	C&S Project No.: F3300.001
Paving Project	August 2008

Partial pay estimates may include stored materials. CONTRACTOR must submit invoices and all materials must be located at the site of the work. Retainage will not be held on stored materials.
Article 9. DISPUTE RESOLUTION.
9.1 WORK CONTINUANCE AND PAYMENT.
Unless otherwise agreed in writing, CONTRACTOR shall continue the Work and maintain the approved schedules during any dispute mitigation or resolution proceedings. If CONTRACTOR continues to perform, OWNER shall continue to make payments in accordance with the Agreement.
9.2 DIRECT DISCUSSIONS.
If the Parties cannot reach resolution on a matter relating to or arising out of the Agreement, the Parties shall endeavor to reach resolution through good faith direct discussions between the Parties’ representatives, who shall possess the necessary authority to resolve such matter and who will record the date of first discussions. If the Parties’ representatives are not able to resolve such matter within five (5) business days of the date of first discussion, the Parties’ representatives shall immediately inform senior executives of the Parties in writing that resolution was not affected. Upon receipt of such notice, the senior executives of the Parties shall meet within five (5) business Days to endeavor to reach resolution. If the dispute remains unresolved after fifteen (15) Days from the date of first discussion, the Parties shall submit such matter to the dispute mitigation and dispute resolution procedures set forth herein.
9.3 MEDIATION.
If direct discussions pursuant to Paragraph 9.2 do not result in resolution of the matter, the Parties shall endeavor to resolve the matter by mediation through the current Construction Industry Mediation Rules of the American Arbitration Association, or the Parties may mutually agree to select another set of mediation rules. The administration of the mediation shall be as mutually agreed by the Parties. The mediation shall be convened within thirty (30) business days of the matter first being discussed and shall conclude within forty-five (45) business days of the matter first being discussed. Either Party may terminate the mediation at any time after the first session, but the decision to terminate shall be delivered in person by the terminating Party to the non-terminating Party and to the mediator. The costs of the mediation shall be shared equally by the Parties.

First United Ethanol, LLC (FUEL)	C&S Project No.: F3300.001
Paving Project	August 2008

9.4 BINDING DISPUTE RESOLUTION.
If the matter remains unresolved after submission of the matter to a mitigation procedure or to mediation, the Parties shall submit the matter to the binding dispute resolution procedure selected herein.
(Designate only one)
☐ Arbitration using the current construction Industry Arbitration Rules of the American Arbitration Association or the Parties may mutually agree to select another set of arbitration rules. The administration of the arbitration shall be as mutually agreed by the Parties.
☑ Litigation. The Parties hereby irrevocably agree to the exclusive jurisdiction and venue of the Superior Court of Mitchell County, Georgia for any actions arising out of this Agreement.
Article 10. TERMINATION BY OWNER FOR CONVENIENCE.
10.1 Upon written notice to CONTRACTOR, OWNER may, without cause, terminate this Agreement. CONTRACTOR shall immediately stop the Work, follow OWNER’s instructions regarding shutdown and termination procedures, and strive to minimize any further costs.
10.2 If OWNER terminates this Agreement pursuant to this Article 10, CONTRACTOR shall be paid for completed and acceptable Work performed in accordance with the Contract Documents prior to the effective date of such terminate, including overhead and profit on such WORK.
10.3 Upon a termination for convenience, CONTRACTOR shall:
(a) execute and deliver to OWNER all papers and take all action required to assign, transfer and vest in OWNER the rights of CONTRACTOR to all materials, supplies and equipment for which payment has or will be made in accordance with the Contract Documents and all Subcontracts, orders and commitments which have been made in accordance with the Contract Documents;
(b) exert reasonable effort to reduce to a minimum OWNER’s liability for subcontracts, orders and commitments that have not been fulfilled at the time of the termination;
(c) cancel any Subcontracts, orders and commitments as OWENER directs; and
(d) sell at prices approved by OWNER any materials, supplies and equipment as OWNER directs, with all proceeds paid or credited to OWNER.

First United Ethanol, LLC (FUEL)	C&S Project No.: F3300.001
Paving Project	August 2008

Article 11. MISCELLANEOUS.
11.1 DEFINED TERMS.
Terms used in this Agreement which are defined in Article 1 of the General Conditions will have the meanings indicated in the General Conditions.
11.2 ASSIGNMENT.
Neither OWNER nor CONTRACTOR shall assign its interest in this Agreement without the written consent of the other except as to the assignment of proceeds. The terms and conditions of this Agreement shall be binding upon both Parties, their partners, successors, assigns and legal representatives. Neither Party to this Agreement shall assign the Agreement as a whole without written consent of the other except that OWNER may assign the Agreement to a wholly owned subsidiary of OWNER or to an institutional lender providing construction financing for the Project as long as the assignment is no less favorable to CONTRACTOR than this Agreement. In the event of such assignment, CONTRACTOR shall execute all consents reasonably required. In such event, the wholly owned subsidiary or lender shall assume OWNER’s rights and obligations under the Contract Documents. If either Party attempts to make such an assignment, that Party shall nevertheless remain legally responsible for all obligations under the Agreement, unless otherwise agreed by the other Party.
11.3 GOVERNING LAW.
This Agreement shall be governed by the laws of the State of Georgia.
11.4 SEVERABILITY.
The partial or complete invalidity of any one or more provisions of this Agreement shall not affect the validity or continuing force and effect of any other provision.
11.5 NO WAIVER OF PERFORMANCE.
The failure of either Party to insist, in any one or more instances, on the performance of any of the terms, covenants or conditions of this Agreement, or to exercise any of its rights, shall not be construed as a waiver or relinquishment of such term, covenant, condition or right with respect to further performance.
11.6 RIGHTS AND REMEDIES.
The Parties’ rights, liabilities, responsibilities and remedies with respect to this Agreement, whether in contract, tort, negligence or otherwise, shall be exclusively those expressly set forth in this Agreement.

First United Ethanol, LLC (FUEL)	C&S Project No.: F3300.001
Paving Project	August 2008

IN WITNESS WHEREOF OWNER and CONTRACTOR have signed this Agreement in five (5) counterparts. Counterparts have been delivered to OWNER, CONTRACTOR and ENGINEER. All portions of the Contract Documents have been signed or identified by OWNER and CONTRACTOR or by ENGINEER on their behalf.
This Agreement will be effective on August 19, 2008.

OWNER:		CONTRACTOR:
Southwest Georgia Ethanol, LLC		The Scruggs Company

/s/ Murray L Campbell

By	Authorized Person, SWGE	By	/s/ Ferrell Scruggs, Jr.

Ferrell Scruggs, Jr., President
	[CORPORATE SEAL]		[CORPORATE SEAL]

Attest	/s/ Alicia Shirah	Attest	/s/ Larry Wisenbaker

Larry Wisenbaker, VP/Secretary
Address for giving notices		Address for giving notices

4615 Back Nine Road		4679 Old Highway 41 North

Pelham, Georgia 31779		Hahira, Georgia 31632

(If OWNER is a public body, attach evidence of authority to sign and resolution or other documents authorizing execution of Agreement.)		Utility Contractor License No. UC300357 Georgia DOT Prequalified Contractor No. 2SC900 Agent for services of process:

Susan G. Downing

(If CONTRACTOR is a corporation, attach evidence of authority to sign.)

First United Ethanol, LLC (FUEL)	C&S Project No.: F3300.001
Paving Project	August 2008